                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 2, 1998


                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)


                                  PP&L, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-905            23-0959590
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code 610-774-5151


___________________________________________________________________________
      (Former name or former address, if changed since last report.)

5.	Other Events

	The following text is from a Company news release of November 2, 1998:

PP&L Global to Acquire Montana Generating Assets

	PP&L Global, Inc., a subsidiary of PP&L Resources, Inc. (NYSE:PPL), announced Monday (11/2) that it has signed definitive agreements to acquire 13 Montana power plants, with more than 2,600 megawatts of generating capacity, for a purchase price of $1.586 billion. The acquisition is the largest in the history of PP&L Resources.

	Under the terms of the agreements, PP&L Global will acquire one coal-fired plant and 11 hydroelectric facilities from Montana Power Company. It also will acquire the controlling interest in a large four-unit, coal-fired power plant from Montana Power, Portland General Electric Company and Puget Sound
Energy, Inc.  The acquisition will provide PP&L Global with
2,614 megawatts of capacity in Montana.

	"This acquisition provides us with a solid strategic entry into an entirely new region of the country, consistent with our objective of becoming a major supplier of electricity in key markets throughout the United States," said Bill Hecht, chairman, president and chief executive officer of PP&L
Resources. "We are very much looking forward to providing the people of the Northwest with reliable supplies of electricity, just as we have done for the people of Pennsylvania for nearly eight decades, and for the people of Latin America, Europe and England in recent years."

	"The company expects that the necessary regulatory approvals for the acquisition will be obtained by the end of 1999 and that the first year of operation will be break-even from an earnings per share perspective," said Hecht. "Thereafter, the acquisition is expected to improve earnings per share in increasing amounts with the passage of time."

	Hecht said that about 65 percent of the acquisition cost is expected to be financed on a project credit basis, which will be
non-recourse to PP&L Global and PP&L Resources.  	The balance of
the acquisition cost is expected to be financed through a combination of debt and equity issued by PP&L Resources, or with funds that PP&L Resources derives from PP&L, Inc.'s securitization of transition costs.

	Hecht said that, "after giving effect to the debt service associated with the project financing and projected capital expenditures, the acquisition is expected to result in strong cash flows for PP&L Resources immediately following closing."

	Chase Securities Inc. has been retained by PP&L Global as financial adviser for the acquisition.

	"Because the PP&L Resources family of companies has the expertise and experience to successfully operate world-class power plants, we have targeted the electricity generation business as an important growth area for us," said Hecht. "The acquisition of these important Western U.S. power plants is a significant step in our efforts to acquire low-cost, environmentally friendly generation facilities."

	A month ago, PP&L Global reached an agreement to acquire the generation facilities of Bangor Hydro-Electric Company, providing the company with important assets in the growing New England energy market. Over the past year, PP&L Global has announced plans to develop new power plants in Arizona, Connecticut and Pennsylvania.

	With the addition of the Montana assets, PP&L Global now has specific commitments to purchase or develop more than 4,000 megawatts of generating capacity in key U.S. markets over the next several years. "Through its family of companies, PP&L Resources is well on its way to becoming a major supplier of electricity throughout the United States. The projects in which PP&L Global has invested or is developing will increase PP&L Resources' U.S. generation portfolio to more than 12,000 megawatts," said Hecht.

	Montana Power is selling its generating assets as part of the deregulation of the electricity business in the state.

	Bob Fagan, president of PP&L Global, will oversee the operation of the Montana Power facilities once appropriate regulatory approvals are secured. Roger Petersen, PP&L Global's vice president and chief operating officer, said in Butte, Montana, Monday that PP&L Global will form a Montana subsidiary to manage operation of the power plants.

	The Montana power plants employ about 500 people. Petersen said that PP&L Global does not anticipate any layoffs as a result of the acquisition.

	"Montana Power and its employees have done an excellent job in preparing these power plants for the more competitive electricity business and in operating them in a way that protects the environment and water resources while providing recreational opportunities for area residents," said Petersen.
"We plan to operate these facilities with the same care and community commitment that Montana Power has exhibited over the years."

	PP&L Global is purchasing Montana Power's interest in the four-unit Colstrip coal-fired power plant, as well as the interests of Portland General and Puget Sound, totaling 1,874 megawatts. Washington Water Power and Pacific Power & Light will retain their interests in Colstrip Units 3 and 4 -- a total of 402 megawatts. PP&L Global will have operational responsibility for all four units at the facility. Located in southeastern Montana, Colstrip is the second-largest coal-fired power plant west of the Mississippi River.

	PP&L Global also is purchasing the Corette coal-fired plant, a 163-megawatt facility located near Billings. And, the agreement also includes PP&L Global's purchase of 577 megawatts of capacity in hydroelectric facilities located in the Columbia and Missouri-Madison river basins and a storage reservoir at Hebgen Lake.

	"The Montana facilities are among the best operating in the United States and are consistently among the 10 lowest fuel cost plants in the Western Systems Coordinating Council, which includes all the western states and the Canadian provinces of Alberta and British Columbia," said Petersen.

	He said that recent productivity improvements have made the operations even more attractive. "We also have been very impressed with the experienced personnel at all of these facilities, and with their superior work ethic. Given PP&L
Resources' history of excellent operational performance, we see this acquisition as a perfect fit -- for the people in Montana and for the investors of PP&L Resources," said Petersen.

	Petersen pointed out that several western states -- California, Nevada and Montana -- already provide retail electricity customers with the opportunity to choose their supplier and additional states are moving in that direction. He said the Montana power plants provide PP&L Global with an excellent presence in this huge market, which is opening up to competition.

	PP&L Global may also purchase various transmission interests related to Colstrip, which are valued at $182 million.

	With this acquisition, PP&L Global now has investments and commitments totaling more than $2.3 billion. In addition to the acquisition of the Maine power plants, PP&L Global also is developing power plants near Kingman, Arizona, in Wallingford, Connecticut., and in eastern Pennsylvania, with a combined generating capacity of more than 1,500 megawatts.

	Photos of some of the Montana facilities will be available on PP&L Resources' Internet home page Tuesday (11/3), at www.pplresources.com. You'll find them in the news release titled "PP&L Global to Acquire Montana Generating Assets."

	Certain statements contained in this news release concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts, are "forward-looking statements" within the meaning of the federal securities laws. Although PP&L Resources believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations and assumptions will prove to have been correct. These statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in these statements. The following are among the factors that could cause actual results to differ materially from these forward-looking statements: state and federal regulatory treatment; new state or federal legislation; national or regional economic conditions; market demand and prices for energy and capacity; weather variations affecting customer usage; competition in retail and wholesale power markets; the need for and effect of any business or industry restructuring; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; and system conditions and operating costs. Any such forward-looking statements should be considered in light of these factors and in conjunction with PP&L Resources' documents on file with the Securities and Exchange Commission. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for PP&L Resources to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and PP&L Resources undertakes no obligation to update the information contained in such statement to reflect subsequent developments or information.







                            SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            PP&L RESOURCES, INC.
                            PP&L, INC.




                            By:       /s/John R. Biggar
                                  Senior Vice President and
                                   Chief Financial Officer



Date:  November 2, 1998